Exhibit (4)(a)
                                        Ninth Amendment dated 1/14/02 to A&R DIP



                  NINTH WAIVER (this "WAIVER") dated as of January 14, 2002, to the Amended and Restated Debtor in Possession Credit Agreement, initially dated as of June 11, 2000, amended and restated as of July 19, 2000, as amended (the "CREDIT AGREEMENT") among SAFETY-KLEEN SERVICES, INC., a Delaware corporation (the "BORROWER"), the financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), THE TORONTO-DOMINION BANK, HOUSTON AGENCY, as letter of credit issuing bank (the "ISSUING LENDER"), TORONTO DOMINION (TEXAS), INC., as administrative agent (the "GENERAL ADMINISTRATIVE AGENT"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as collateral agent and underwriter (the "COLLATERAL AGENT"; collectively with the General Administrative Agent, the "UNDERWRITERS").

                              W I T N E S S E T H:
                              - - - - - - - - - -

           WHEREAS, the Borrower has requested that the General Administrative Agent and the Lenders agree to waive certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth herein; and

           WHEREAS, the General Administrative Agent and the Lenders have agreed to such waiver only upon the terms and subject to the conditions set forth herein.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, the parties hereto hereby agree as follows:

           1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

           2. Waiver. Section 4.3(a) of the Credit Agreement provides that, if at any time during the Commitment Period, the sum of the aggregate outstanding Loans and L/C Obligations exceeds the Borrowing Base, the Borrower shall pay to the General Administrative Agent an amount equal to such excess. The General Administrative Agent and the Lenders hereby waive such requirement until the earlier of January 31, 2002 and the date, if any, the Borrowing Base falls below $68,000,000, provided that, as long as the sum of the aggregate outstanding Loans and L/C Obligations exceeds the Borrowing Base, the Borrower shall be prohibited from requesting any additional extensions of credit under the Credit Agreement, except for a letter of credit in the approximate amount of $2,000,000 for the benefit of Blue Cross/Blue Shield which has previously been discussed with the General Administrative Agent.

           3. Conditions to Effectiveness. This Waiver shall become effective as of the date first above written when each of the Required Lenders shall have executed and delivered this Waiver.

           4. Continuing Effects. Except as expressly waived or amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.



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           5. Fees and  Expenses.  The  Borrower  agrees to (i) pay the  General
Administrative Agent for the account of each Lender a fee in the amount of .25% of the Revolving Credit Facility and (ii) pay and reimburse the General Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Waiver, including the reasonable fees and expenses of counsel.

           6. Counterparts. This Waiver may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

           7. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



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           IN WITNESS WHEREOF,  the parties hereto have caused this Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                  SAFETY-KLEEN SERVICES, INC.


                                  By:  /s/ Larry W. Singleton
                                     --------------------------------
                                     Name:  Larry W. Singleton
                                     Title:  CFO



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                                  TORONTO DOMINION (TEXAS), INC.,
                                    as General Administrative Agent, Underwriter and Lender


                                  By:
                                      ------------------------------
                                      Name:
                                      Title:


                                  THE TORONTO-DOMINION BANK,
                                  HOUSTON AGENCY
                                    as Issuing Lender


                                  By:
                                      -------------------------------
                                      Name:
                                      Title:

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                                    THE CIT GROUP/BUSINESS CREDIT, INC.,
                                    as Collateral Agent, Underwriter and Lender


                                     By:
                                         ----------------------------------
                                          Name:
                                          Title:













                            Signature Page to Waiver

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

                                        GSCP RECOVERY, INC.


                                        By:
                                            --------------------------
                                             Name:
                                             Title:












                           Signature Page to Waiver

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                                   GSCP RECOVERY II, L.P.

                                   By:  GSC Recovery II GP, L.P.,
                                        its general partner

                                         By:  GSC RII, LLC, its general partner

                                              By: GSCP (NJ) Holdings, L.P.,
                                                  its sole member

                                                   By: GSCP (NJ), Inc.,
                                                       its general partner

                                                   By:
                                                      ------------------------
                                                       Name:
                                                       Title:














                           Signature Page to Waiver

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                                     BANK ONE, NA


                                     By:
                                        ---------------------------------
                                         Name:
                                         Title:











                           Signature Page to Waiver

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                                     GOLDMAN SACHS CREDIT PARTNERS, L.P.


                                     By:
                                         -----------------------------------
                                         Name:
                                         Title:











                           Signature Page to Waiver

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                                   SENIOR DEBT PORTFOLIO
                                   By Boston Management and Research, as Advisor


                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:












                           Signature Page to Waiver

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